Exhibit 10.2

PERFORMANCE STOCK AWARD AGREEMENT

Tuesday Morning Corporation
2008 Long-Term Equity Incentive Plan

This PERFORMANCE STOCK AWARD AGREEMENT (this “Agreement”) is entered into between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and                      (“Executive”) effective as of                   ,         (the “Grant Date”), pursuant to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety.  The Company and Executive have entered into a Second Amendment To Amended And Restated Employment Agreement dated                         ,        , under which the Company has agreed to grant Executive a Performance Stock Award as an inducement for Executive’s continued and effective performance of services for the Company.

WHEREAS, the Company desires to grant Executive the shares of equity securities specified herein, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.                                       Grant of Performance Stock Award.  Effective as of the Grant Date, the Company shall cause to be issued in Executive’s name                shares of the Common Stock (individually, a “Performance Stock Share” and collectively, the “Performance Stock Shares”) as a Performance Stock Award.  The Company shall cause certificates evidencing the Performance Stock Shares, and any Retained Distributions issued with respect to the Performance Stock Shares, to be issued in Executive’s name.  During the Restricted Period such certificates shall bear a restrictive legend to the effect that ownership of such Performance Stock Shares (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  Executive shall have the right to vote the Performance Stock Shares awarded to Executive and to receive and retain all regular cash dividends, and to exercise all other rights, powers and privileges of a holder of Common Stock, with respect to such Performance Stock Shares, with the exception that (a) Executive shall not be entitled to delivery of the stock certificate or certificates representing such Performance Stock Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Performance Stock Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Performance Stock Shares) until such time, if ever, as the Performance Stock Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) Executive may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Performance Stock Shares or any Retained Distributions during the Restricted Period.  Upon issuance the certificates for the Performance Stock Shares shall be delivered to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Performance Stock Shares occurs or the Forfeiture

Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Performance Stock Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of Performance Stock Shares set forth in this Agreement Executive accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.  If Executive’s employment with the Company terminates for any reason prior to the vesting of a Performance Stock Share granted hereby all of Executive’s rights to such unvested Performance Stock Share will lapse and be completely forfeited on the date Executive’s employment terminates.

2.                                       Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

(a)                                  “Closing Price” means the closing sale price of the Common Stock as reported on the principle securities exchange on which the Common Stock is then traded.

(b)                                 “Common Stock” means the common stock of the Company, $0.01 par value per share.

(c)                                  “Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Performance Stock Shares issued to Executive hereunder and the obligation to forfeit and surrender such Performance Stock Shares to the Company.

(d)                                 “Restricted Period” shall mean the period designated by the Committee during which the Performance Stock Shares are subject to the Forfeiture Restrictions and may not be sold, assigned, transferred, pledged, or otherwise encumbered.

(e)                                  “Retained Distributions” shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Performance Stock Shares during any Restricted Period.

(f)                                    “Trading Day” means a day on which the principle securities exchange on which the Common Stock is traded is open for trading.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

3.                                       Transfer Restrictions.  The Performance Stock Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Performance Stock Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  Executive also agrees (a) that the Company may refuse to cause the transfer of the Performance Stock Shares to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Performance Stock Shares. The Common Stock is registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.  A Prospectus describing the Plan and the Common Stock is available from the Company.

4.                                       Vesting.  The Performance Stock Shares that are granted hereby shall be subject to Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Performance Stock Shares that are granted hereby in accordance with the provisions of subsections (a) through (d) of this Section 4:

(a)                                  The Forfeiture Restrictions shall lapse with respect to                of the Performance Stock Shares (the “First Performance Stock Tranche”), and such Performance Stock Shares will vest and become transferrable in accordance with the terms of this Agreement, if during the period beginning November 1, 2011, and ending October 31, 2012 (the “2012 Performance Period”) the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2012 Performance Period is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period (the “2012 Vesting Date”) in which case the First Performance Stock Tranche will vest on the 2012 Vesting Date.  If Executive remains actively employed by the Company throughout the 2012 Performance Period but the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2012 Performance Period does not equal or exceed $8.00 per share the First Performance Stock Tranche will not vest and will rollover and be eligible for vesting in a subsequent performance period as provided subsections (b) through (d) of this Section 4 and the special rule provided in subsection (e) of this Section 4 will apply to the 2013 Performance Period (as that term is defined in subsection (b) of this Section 4).

(b)                                 The Forfeiture Restrictions shall lapse with respect to                of the Performance Stock Shares (the “Second Performance Stock Tranche”), and with respect the First Performance Stock Tranche (if the First Performance Stock Tranche did not vest in the 2012 Performance Period), and such Performance Stock Shares will vest and become transferrable in accordance with the terms of this Agreement, if during the period beginning November 1, 2012, and ending October 31, 2013 (the “2013 Performance Period”) the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2013 Performance Period (or, if applicable under subsection (e), ending on a Trading Day in the 2013 Performance Period) is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period (the “2013 Vesting Date”) in which case the Second Performance Stock Tranche, and the First Performance Stock Tranche (if the First Performance Stock Tranche did not vest in the 2012 Performance Period), will vest on the 2013 Vesting Date.  If Executive remains actively employed by the Company throughout the 2013 Performance Period but the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during (or, to the extent allowed under subsection (e), ending in) the 2013 Performance Period does not equal or exceed $8.00 per share the Second Performance Stock Tranche will not vest and will rollover and be eligible for vesting in a subsequent performance period as provided subsections (c) through (d) of this Section 4 and the special rule provided in subsection (e) of this Section 4 will apply to the 2014 Performance Period (as that term is defined in subsection (c) of this Section 4).

(c)                                  The Forfeiture Restrictions shall lapse with respect to                of the Performance Stock Shares (the “Third Performance Stock Tranche”), and with respect to the First Performance Stock Tranche and/or the Second Performance Stock Tranche (if either or both of such tranches did not vest in a prior performance period as provided above), and such Performance Stock Shares will vest and become transferrable in accordance with the terms of this Agreement, if during the period beginning November 1, 2013, and ending October 31, 2014 (the “2014 Performance Period”) the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2014 Performance Period (or, if applicable under subsection (e), ending on a Trading Day in the 2014 Performance Period) is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period (the “2014 Vesting Date”) in which case the Third Performance Stock Tranche, and the First Performance Stock Tranche and Second Performance Stock Tranche (if the First Performance Stock Tranche and/or Second Performance Stock Tranche did not vest in a prior performance period as provided above), will vest on the 2014 Vesting Date.  If Executive remains actively employed by the Company throughout the 2014 Performance Period but the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during (or, to the extent allowed under subsection (e), ending in) the 2014 Performance Period does not equal or exceed $8.00 per share the Third Performance Stock Tranche will not vest and will rollover and be eligible for vesting in the following performance period as provided subsection (d) of this Section 4 and the special rule provided in subsection (e) of this Section 4 will apply to the 2015 Performance Period (as that term is defined in subsection (d) of this Section 4).

(d)                                 If any or all of the First Performance Stock Tranche, the Second Performance Stock Tranche and/or the Third Performance Stock Tranche do not vest in a prior performance period as provided in subsections (a) through (c) of this Section 4 and is eligible to vest under this subsection (d), such tranche or tranches will vest and become transferrable in accordance with the terms of this Agreement, and the Forfeiture Restrictions with respect thereto shall lapse, if during the period beginning November 1, 2014, and ending October 31, 2015 (the “2015 Performance Period”) the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2015 Performance Period (or, if applicable under subsection (e), ending on a Trading Day in the 2015 Performance Period) is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period (the “2015 Vesting Date”) in which case the First Performance Stock Tranche, the Second Performance Stock Tranche and/or the Third Performance Stock Tranche, as applicable, will vest on the 2015 Vesting Date.  If the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during (or, to the extent allowed under subsection (e), ending in) the 2015 Performance Period does not equal or exceed $8.00 per share each of the First Performance Stock Tranche, the Second Performance Stock Tranche and the Third Performance Stock Tranche that has not previously vested in accordance with the schedule set forth above shall lapse and be forfeited as of the close of business on October 31, 2015.

(e)                                  If during any of the 2012 Performance Period, the 2013 Performance Period or the 2014 Performance Period the tranche (or tranches) of Performance Stock Shares eligible for vesting in such performance period does not (or do not) vest then the tranches of Performance Stock Shares eligible for vesting in the immediately following performance period (the “Following Performance Period”) will vest if the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days beginning in the 2012 Performance Period, the 2013 Performance Period or the 2014 Performance Period, as the case may be, and ending on a Trading Date in the Following Performance Period is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period.

(f)                                    If Executive ceases to be employed by the Company for any reason before the applicable lapse and vesting date including due to the death or disability of Executive, the Forfeiture Restrictions then applicable to the Performance Stock Shares shall not lapse and all the unvested Performance Stock Shares shall be forfeited to the Company.

5.                                       Effect of Lapse of Restrictions.  Upon the lapse of the Forfeiture Restrictions with respect to a Performance Stock Share granted hereby the Company shall cause to be delivered to Executive a stock certificate representing such Performance Stock Share, and such Performance Stock Share shall be transferable by Executive (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

6.                                       Tax Withholding.  To the extent that the receipt of the Performance Stock Shares or the lapse of any Forfeiture Restrictions and vesting of the Performance Stock Shares results in income to Executive for federal, state or local income, employment or other tax purposes with respect to which the Company has a withholding obligation, Executive shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Executive fails to do so, the Company is authorized to withhold from the Performance Stock Shares granted hereby or from any cash or stock remuneration then or thereafter payable to Executive in any capacity any tax required to be withheld by reason of such resulting income.

7.                                       Capital Adjustments And Reorganizations.  The existence of the Performance Stock Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

8.                                       Section 83(b) Election.  Executive shall not exercise the election permitted under section 83(b) of the Code with respect to the Performance Stock Shares without the written approval of the Chief Financial Officer of the Company.  If the Chief Financial Officer of the Company permits the election, Executive shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.

9.                                       No Fractional Shares.  All provisions of this Agreement concern whole shares of the Common Stock.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

10.                                 Legend.  Executive consents to the placing on the certificate for the Performance Stock Shares of an appropriate legend restricting resale or other transfer of the Performance Stock Shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

11.                                 Limit of Liability.  Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits or taxes) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan, this Agreement or the Performance Stock Shares.

12.                                 Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address and to Executive at Executive’s residential address, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.                                 Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and Executive.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than Executive.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.                                 Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this

Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.                                 Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Performance Stock Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to Executive, Executive’s permitted assigns and upon Executive’s death, Executive’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

16.                                 Miscellaneous.  This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any.

17.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Executive has executed this Agreement, all effective as of the date first above written.

TUESDAY MORNING CORPORATION

By:
Name:
Title:

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, That The Undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Tuesday Morning Corporation, a Delaware corporation (the “Company”), the shares of the common stock of the Company, $0.01 par value per share (the “Performance Stock Shares”) transferred pursuant to the PERFORMANCE STOCK AWARD AGREEMENT dated                             , by and between the Company and the undersigned granting the Performance Stock Shares to the undersigned (the “Award Agreement”); and subject to and in accordance with the Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Performance Stock Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has executed this Irrevocable Stock Power on this              day of                                               , 201      .